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                                                                     Exhibit 4.2

                                                                [EXECUTION COPY]

                       ADVANTA BUSINESS CARD MASTER TRUST

                                 AMENDMENT NO. 1
                                     TO THE
                                 TRUST AGREEMENT

          THIS AMENDMENT NO. 1 TO THE TRUST AGREEMENT, dated as of May 9, 2006 (this "Amendment"), is by and between ADVANTA BUSINESS RECEIVABLES CORP., a Nevada corporation, as Transferor, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee of the ADVANTA BUSINESS CARD MASTER TRUST.

          WHEREAS, the Transferor and the Owner Trustee have executed that certain Trust Agreement, dated as of August 1, 2000 (as the same may be amended, supplemented or otherwise modified and in effect from time to time, the "Trust Agreement"); and

          WHEREAS, the Transferor and the Owner Trustee wish to amend the Trust Agreement as provided herein.

          NOW THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the provisions of the Trust Agreement as follows:

          SECTION 1. Amendment of Section. 1.01. Section 1.01 of the Trust Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

          "Regulation AB" shall mean subpart 229.1100 - Asset Backed Securities (Regulations AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          "Securitization Transaction" shall mean any Notes issued by the Issuer after January 1, 2006, whether publicly offered or privately placed, rated or unrated.

          SECTION 2. Addition of Article XI. The Trust Agreement is hereby amended by adding the following new Article XI after Article X of the Trust
Agreement:

                                   ARTICLE XI

          Section 11.01 Intent of the Parties; Reasonableness.

          The Transferor and the Owner Trustee acknowledge and agree that the purpose of this Article XI is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall

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     not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor's compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Owner Trustee which is required in order to enable the Transferor to comply with the provisions of Regulation AB, including, without limitation, Items 1103(a)(1), 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Owner Trustee or to the Owner Trustee's obligations under this Agreement.

          Section 11.02 Information to Be Provided by the Owner Trustee.

          For so long as the Transferor is required to report under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Transferor, in writing, of: (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Owner Trustee or any and all proceedings of which any property of the Owner Trustee is the subject, that is material to the noteholders; and (ii) any such proceedings known to be contemplated by governmental authorities. The Owner Trustee shall also notify the Transferor, in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to proceedings described in the preceding sentence. In addition, the Owner Trustee will furnish to the Transferor, in writing, the necessary disclosure regarding the Owner Trustee describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Transferor pursuant to the Exchange Act.

          For so long as the Transferor is required to report under Regulation AB, the Owner Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, or as otherwise requested by the Transferor, provide to the Transferor such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB; provided, however, the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Transferor; and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

          (A) the Owner Trustee's name and form of organization;

          (B) a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables; and


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          (C) a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Owner Trustee by the Transferor in writing in advance of such Securitization Transaction:

          (1)  the sponsor;

          (2)  any depositor;

          (3)  the issuing entity;

          (4)  any servicer;

          (5)  any other trustee;

          (6)  any originator;

          (7)  any significant obligor;

          (8)  any enhancement or support provider; and

          (9)  any other material party related to any Securitization
               Transaction.

          In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any above-listed party that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from the Securitization Transactions, that currently exists or that existed during the past two years and that is material to an investor's understanding of the asset-backed securities.

          SECTION 3. Effectiveness. The amendments provided for by this Amendment shall become effective upon:

          (a) confirmation that the Rating Agency Condition shall have been satisfied;

          (b) receipt by the Owner Trustee and the Indenture Trustee of an Officer's Certificate from the Transferor to the effect that the Transferor reasonably believes that the terms of this Amendment will not materially and adversely affect the interest of any Noteholder or cause the Trust to be to fail to be treated as a "qualified special purpose entity" as defined in FAS 140 (as successor statement to FASB Statement No. 125);

          (c) receipt by the Owner Trustee and the Indenture Trustee of an opinion of Counsel addressed to the Owner Trustee and the Indenture Trustee to the effect that the terms of this Amendment will not cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; and


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          (d) receipt by the Owner Trustee, the Indenture Trustee and each
Rating Agency of counterparts of this Amendment, duly executed by the parties hereto.

          SECTION 4. Trust Agreement in Full Force and Effects as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Trust Agreement shall remain in full force and effect. All references to the Trust Agreement in any document or instrument shall be deemed to mean the Trust Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Trust Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Trust Agreement, as amended by this Amendment, as though the terms and obligations of the Trust Agreement were set forth herein.

          SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 7. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Trust Agreement. All Sections or subsections references herein shall mean Sections or subsections of the Trust Agreement, except as otherwise provided herein.


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          IN WITNESS WHEREOF, the Transferor and the Owner Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                        ADVANTA BUSINESS RECEIVABLES CORP.,
                                        Transferor


                                        By: /s/ Michael Coco
                                            ------------------------------------
                                        Name: Michael Coco
                                        Title: President


                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, but solely as
                                        Owner Trustee


                                        By: /s/ Michael McCarthy
                                            ------------------------------------
                                        Name: Michael McCarthy
                                        Title: Assistant Vice President

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The Indenture Trustee hereby consents to
the terms and conditions of the
foregoing amendment to which this
consent is attached and the execution
thereof by the Transferor and the Owner
Trustee.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but
solely as Indenture Trustee


By: /s/ Jenna Kaufman
    ------------------------------------
Name: JENNA KAUFMAN
Title: VICE PRESIDENT


By: /s/ Louis Bodi
    ------------------------------------
Name: LOUIS BODI
Title: VICE PRESIDENT

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The Transferor hereby confirms the
Rating Agency Condition has been
satisfied with respect to the foregoing
amendment.

ADVANTA BUSINESS RECEIVABLES CORP.,
Transferor


By: /s/ Michael Coco
    ------------------------------------
Name: Michael Coco
Title: President